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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Big City Radio, Inc. on Form S-4 of our report dated September 19, 1997, on our audits of the financial statements of Big City Radio, Inc. and to the references to our firm under the captions "Selected Financial Data" and "Experts".


                                          /s/ Holtz Rubenstein & Co., LLP
                                          --------------------------------------
                                          HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
May 29, 1998